                                                                     EXHIBIT 4.3

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered No. 1                    Principal Amount $300,000,000, as revised by
                                    the Schedule of Increases and Decreases in Global Security attached hereto


                                    CUSIP No.  216669 AE 1
                                    ISIN:  US216669AE16



                             COOPER INDUSTRIES, INC.
                           5.25% SENIOR NOTES DUE 2007

         COOPER INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal amount of Three Hundred Million Dollars ($300,000,000), as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on July 1, 2007 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on January 1 and July 1 ("Interest Payment Date") in each year and on July 1, 2007 on said principal amount, at the rate of 5.25% per annum, from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid, unless the date of authentication of this Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on this Note, in which case from June 21, 2002 (the "Original Issue Date"), until payment of said principal amount has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Note is on or after a Regular Record Date (as hereinafter defined) and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or unless no interest has been paid on this Note, in which case this Note shall bear interest from the Original Issue Date. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date. The interest so payable on any Interest Payment Date (other than at maturity) will be paid to the person in whose name this Note is registered at the close of business on the December 15 or June 15, as the case may be, prior to such Interest Payment Date (whether or not a Business Day) (each such date, a "Regular Record Date"), unless the Original Issue Date is after a Regular Record Date and before the next following Interest Payment Date, in which case the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note is registered on such next succeeding Regular Record Date or unless the Company shall default in the payment of interest due on any such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the holders of Notes not less than ten days preceding such special record date. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the principal is payable. In any case where the date for any payment on the Notes is not a Business Day, such payment shall be made on the next succeeding Business

Day, and no interest shall accrue for the period from and after such date to such next succeeding Business Day. A Business Day is any day that is not a Saturday or Sunday and that, in New York, New York, is not a day on which banking institutions are authorized by law to close.

         Principal of, premium, if any, and interest on this Note are payable in immediately available funds of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Payments of principal, premium, if any, and interest will be made in New York, New York at the corporate trust office of JPMorgan Chase Bank, or at such other office or agency of the Company (the "Paying Agent") as the Company shall designate pursuant to the Indenture referred to on the reverse hereof.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its authorized officer.

Dated:  November 4, 2002
                                      COOPER INDUSTRIES, INC.,



                                      By:
                                         ------------------------------
                                          Vice President and Treasurer



                                      Attest:
                                             --------------------------
                                             Secretary



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This Note is one of the series of Debentures referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee



By:
   --------------------------
       Authorized Officer

                                [Reverse of Note]

                             COOPER INDUSTRIES, INC.

                           5.25% SENIOR NOTES DUE 2007

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of January 15, 1990, as supplemented by the First Supplemental Indenture dated May 15, 2002, the Second Supplemental Indenture dated June 21, 2002 and the Third Supplemental Indenture dated October 28, 2002 (hereinafter called the "Indenture"), among the Company, Cooper Industries, Ltd. (the "Guarantor") and JPMorgan Chase Bank (formerly The Chase Manhattan Bank (National Association)), as trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company, the Guarantor and the holders of the Securities. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as permitted in the Indenture. This Note is one of a series designated as the "5.25% Senior Notes due 2007" of the Company (hereinafter called the "Notes") issued under the Indenture and initially limited in aggregate principal amount to $300,000,000. Unless otherwise provided herein, all terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Pursuant to the Indenture, the Guarantor has fully and unconditionally guaranteed to each holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such holder, the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes and all other obligations of the Company under the Indenture when and as the same shall become due and payable, whether at the stated maturity, by acceleration or otherwise, in accordance with the terms of the Notes and of the Indenture.

         The Notes will not have a sinking fund. The Notes are not subject to redemption except in the case of a Change in Tax Law that causes Guarantor (or a successor) to pay Additional Amounts as provided in the Indenture. In such case, the Notes may be redeemed in whole, but not in part, on the terms set forth in the Indenture, together with interest accrued and unpaid on the principal amount redeemed to the date of redemption. Notice of each redemption of any Note shall be given to the holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the date of redemption. If this Note is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date of redemption.

         The Indenture contains provisions for defeasance, at the Company's option, at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of

Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

         In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting, with certain exceptions as therein provided, the Company, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or Securities of a series or modifying in any manner the rights of the holders of the Securities of such series to be affected. In addition, the Indenture contains provisions permitting, with certain exceptions as therein provided, the Company, the Guarantor and the Trustee, without the consent of the holders of any of the Securities at the time outstanding, to execute supplemental indentures for certain purposes, including, but not limited to, the following purposes: (i) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture or Securities of a series which may be defective or inconsistent with any other provision of the Indenture or any supplemental indenture or Securities of a series; or (ii) to make such other provisions in regard to matters or questions arising under the Indenture or any supplemental indenture or Securities of a series which shall not adversely affect the interests of the holders of the Securities. The Indenture also provides that, prior to any declaration accelerating the maturity of the Securities of a series, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding may, on behalf of the holders of all of the Securities of such series, waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults or Events of Default with respect to the Securities of such series and their consequences. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the holders of not less than 25% in principal amount of the Notes at the time outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of Notes at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed; provided, however, this Note is subject in all respects to the provisions of Article Thirteen of the Indenture providing under the circumstances set forth therein for discharge of certain of the Company's obligations under the Indenture.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge. Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations having the same tenor at the office or agency of the Company maintained for such purpose in New York, New York. Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in New York, New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount having the same tenor as the Note so presented will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and any Security registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and not withstanding any notation of ownership or other writing hereon), for all purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable on this Note.

         No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released..

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

                              [FORM OF ASSIGNMENT]

To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to

              -----------------------------------------------------
              (Print or type assignee's name, address and zip code)

              -----------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint ________________ as agent for the transfer of this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                                    Your Signature:
     --------------------                               -----------------------

Signature Guarantee:
                    ----------------------------------------------
                           (Signature must be guaranteed)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

     The following increases or decreases in this Global Note have been made




             Amount of increase in        Amount of decrease in        Principal Amount of this        Signature of authorized
Date of      Principal Amount of this     Principal Amount of this     Global Note following each      signatory of Trustee or
Exchange     Global Note                  Global Note                  decrease or increase             Securities Custodian
--------     ------------------------     -----------------------      ---------------------------      ------------------------



                                       2